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                                                                     EXHIBIT 3.2

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
                                       OF
                            PARIDIGM CONCEPTS, INC.

It is hereby certified that:

        1. The name of the corporation (hereinafter called the "Corporation") is: Paradigm Concepts, Inc.

        2. The certificate of incorporation of the Corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article First:

       "The name of the corporation (hereinafter called the "Corporation") is:
       Aztec Consulting, Inc."

        3. The amendment of the certificate of incorporation herein certified has been duly adopted, and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed on April 31, 1998

                                          /S/ JAMES E. CLAYPOOLE
                                          --------------------------------------
                                          Name: James E. Claypoole
                                          Title:  Chairman